SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                              November 3, 1999
              Date of Report (Date of earliest event reported)



                           WARNER-LAMBERT COMPANY
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State or other jurisdiction of incorporation)


         1-3608                                            22-1598912
    (Commission File Number)                 (IRS Employer Identification No.)


      201 Tabor Road, Morris Plains, New Jersey         07950-2693
      (Address of principal executive offices)          (Zip Code)


                               (973) 385-2000
            (Registrant's telephone number, including area code)



 Item 5.  Other Events.

      In connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 3, 1999, among American Home Products Corporation ("AHP"), Wolverine Sub Corp. and Warner-Lambert Company ("Warner-Lambert"), Warner-Lambert and First Chicago Trust Company of New York (the "Rights Agent") entered into an Amendment to the Rights Agreement dated as of November 3, 1999 (the "Amendment to Rights Agreement") amending the Amended and Restated Rights Agreement, dated as of March 25, 1997, between Warner-Lambert and the Rights Agent (the "Rights Agreement") in order to, among other things, (x) amend Section 1(a) of the Rights Agreement to provide that neither AHP nor any of its Affiliates (as defined in the Rights Agreement) will become an Acquiring Person (as defined in the Rights Agreement) as a result of the execution of the Merger Agreement or Stock Option Agreement (as defined in the Amendment to Rights Agreement) or the consummation of the transactions contemplated thereby and (y) amend
 Section 7(a) of the Rights Agreement to insert "or (iv) the Effective Time of the Merger" after the existing clause (iii). A copy of the Amendment to Rights Agreement was filed as Exhibit 1 to Warner-Lambert's Form 8-A/A filed with the Securities and Exchange Commission on November 12, 1999 and is incorporated herein by reference. The foregoing description of the Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Rights Agreement.

      In connection with the Merger Agreement, AHP and Warner-Lambert agreed that unless all of the other closing conditions in the Merger Agreement have theretofore been satisfied, the stockholder meetings of AHP and Warner-Lambert to consider the AHP/Warner-Lambert transaction would not be held prior to May 15, 2000.


 Item 7.  Financial Statements and Exhibits

      (c)  Exhibits

           (99.1) Amendment to Rights Agreement, dated as of November 3, 1999, between Warner-Lambert Company and First Chicago Trust Company of New York, as Rights Agent
                     (incorporated by reference to Exhibit 1 to Warner-Lambert's 8-A/A filed on November 12, 1999).


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          WARNER-LAMBERT COMPANY


                          By:      /s/  Rae G. Paltiel
                                 ---------------------------
                          Name:     Rae G. Paltiel
                          Title:    Secretary



 Dated:  November 12, 1999


                               EXHIBIT INDEX

      (99.1) Amendment to Rights Agreement, dated as of November 3, 1999, between Warner-Lambert Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to Warner-Lambert's 8-A/A filed on November 12, 1999).